Exhibit D

Notice of Withdrawal of Tender

Regarding Shares in

83 Investment Group Income Fund

Tendered Pursuant to the Offer to Purchase
Dated March 16, 2026

The Offer Will Expire at,
and This Notice of Withdrawal Must Be Received by
83 Investment Group Income Fund by
12:00 Midnight, Eastern Time, on April 13, 2026,
Unless the Offer Is Extended.

The Withdrawal Rights Will Expire at,
and This Notice of Withdrawal Must Be Received by
83 Investment Group Income Fund by
12:00 Midnight, Eastern Time, on April 13, 2026,
Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

83 Investment Group Income Fund:

Overnight Delivery: 83 Investment Group Income Fund c/o/ Ultimus Fund Solutions, LLC 225 Pictoria Dr. Suite 450 Cincinnati, OH 45246	Regular Mail: 83 Investment Group Income Fund c/o/ Ultimus Fund Solutions, LLC P.O. Box 46707 Cincinnati, OH 45246

For additional information:

Phone: (833) 701-4393
Email: alternatives@mortonwealth.com

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in 83 Investment Group Income Fund (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund Dated March 16, 2026 (the “Letter of Transmittal”).

Such tender was in the amount of:

☐	All of the undersigned’s shares.

☐	That amount of the undersigned’s shares having the following dollar value:

Class I Shares $______________

☐	That amount of the undersigned’s shares whose value is in excess of the required minimum initial investment applicable for the Fund.

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐	NONE of the undersigned’s shares will be purchased by the Fund.

☐	SOME of the undersigned’s shares will be purchased by the Fund and the dollar value of those shares still to be purchased by the Fund is:

Class I Shares $_______________

* NOTE: This option may be used only to decrease the dollar value of the shares to be purchased by the Fund. If an increase in the dollar value of the shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Account Number:     __________________

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

SIGNATURE(S):

Date:

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Joint Tenant

FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name and Title of Co-Signatory